    As filed with the Securities and Exchange Commission on November 5, 1997.

                                                     Registration No. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                  OMTOOL, LTD.
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                              02-0447481
    (State or Other Jurisdiction                 (I.R.S. Employer
  of Incorporation or Organization)             Identification No.)


                                8 Industrial Way
                           Salem, New Hampshire 03079
               (Address of Principal Executive Offices) (Zip Code)

                              ---------------------

                             1996 Stock Option Plan
                                 1997 Stock Plan
                        1997 Employee Stock Purchase Plan
                            (Full Title of the Plans)

                              ---------------------

                                 Robert L. Voelk
                             Chief Executive Officer
                                  Omtool, Ltd.
                                8 Industrial Way
                           Salem, New Hampshire 03079
                                 (603) 898-8900
           (Name and Address Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                              ---------------------

                                    Copy to:

                              John A. Meltaus, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                              ---------------------



================================================================================

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                              Proposed          Proposed
                                                              Maximum            Maximum
          Title of                          Amount            Offering          Aggregate        Amount of
        Securities to                        to be           Price Per           Offering      Registration
        be Registered                     Registered           Share              Price             Fee
--------------------------------------------------------------------------------------------------------------
1996 STOCK OPTION PLAN
Common Stock (Par Value $.01)            888,837 shares      $   0.25(1)     $   222,209.25      $   67.34
                                         246,200 shares      $   1.85(1)     $   455,470.00      $  138.03
                                          20,250 shares      $   5.50(1)     $   111,375.00      $   33.75
                                           3,000 shares      $   6.50(1)     $    19,500.00      $    5.91
                                           4,500 shares      $   6.75(1)     $    30,375.00      $    9.21
                                           3,000 shares      $   7.25(1)     $    21,750.00      $    6.60
                                             500 shares      $   7.50(1)     $     3,750.00      $    1.14
                                           1,500 shares      $   7.75(1)     $    11,625.00      $    3.53
                                          18,700 shares      $   8.00(1)     $   149,600.00      $   45.34
                                          56,200 shares      $   8.25(1)     $   463,650.00      $  140.50
                                          15,000 shares      $   8.50(1)     $   127,500.00      $   38.64
                                          22,000 shares      $   9.00(1)     $   198,000.00      $   60.00

1997 STOCK PLAN
Common Stock (Par Value $.01)            16,000 shares       $12.1250(1)     $   194,000.00      $   58.79
                                         50,500 shares       $11.0000(1)     $   555,500.00      $  168.34
                                      1,733,500 shares       $12.0625(2)     $20,910,343.75      $6,336.47

1997 EMPLOYEE STOCK PURCHASE PLAN
Common Stock (Par Value $.01)           200,000 shares        12.0625(2)     $ 2,412,500.00      $  731.07
                                                                                                 ---------

         TOTAL:                       3,279,687 shares                       $25,887,148.00      $7,844.66
                                                                                                 ---------
==============================================================================================================

------
(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been calculated upon the basis of the price at which such options may be exercised.

(2) The price of $12.0625 per share, which is the average of the high and low prices of the common stock of the registrant reported on the Nasdaq National Market on October 30, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

         (a) Registrant's Prospectus dated and filed August 8, 1997 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the "Securities Act"), in Registration Statement No.
                 333-29397 on Form S-1, as amended (the "S-1"); and

         (b) The section entitled "Description of Registrant's Securities to be Registered," contained in the Registrant's Registration Statement on Form 8-A, filed on July 22, 1997 pursuant to
                 Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Delaware General Corporation Law and the Registrant's Restated Certificate of Incorporation and By-Laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Form of Amended and Restated Certificate of Incorporation and Form of Amended and Restated By-Laws filed as Exhibits 3.3 and 3.5 to the Registrant's S-1.

          The Underwriting Agreement provides that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the Form of Underwriting Agreement filed as Exhibit 1.1 to the Registrant's S-1.

          The Registrant has entered into separate indemnification agreements with each of its directors and executive officers, whereby the Registrant agreed, among other things, (i) to indemnify them to the fullest extent permitted by the Delaware General Corporation Law, subject to specified limitations, against certain liabilities actually and reasonably incurred by them in any proceeding in which they are a party that may arise by reason of their status as directors, officers, employees or agents or may arise by reason of their serving as such at the request of the Registrant for another entity and
(ii) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is made to the Form of Indemnification Agreement filed as Exhibit 4.2 to the Registrant's S-1.

          The Registrant has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.   EXHIBITS.

         Exhibit No.              Description of Exhibit
         -----------              ----------------------

         Exhibit 5.1              Opinion of Testa, Hurwitz & Thibeault, LLP
                                  (filed herewith).

         Exhibit 23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

         Exhibit 23.2             Consent of Arthur Andersen LLP (filed
                                  herewith).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.   UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in amount and price represent no more than a 20 percent change in maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Omtool, Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, State of New Hampshire, on this 5th day of November, 1997.

                                        OMTOOL, LTD.


                                        By: /s/ Robert L. Voelk
                                            ------------------------------------
                                            Robert L. Voelk
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Omtool, Ltd. hereby severally constitute and appoint Robert L. Voelk and Darioush Mardan, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Omtool, Ltd. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE(S)                   DATE
          ---------                          --------                   ----


/s/ Robert L. Voelk                 Chief Executive Officer and         November 5, 1997
-----------------------------           Chairman of the Board of
Robert L. Voelk                         Directors (Principal
                                        Executive Officer)


/s/ Martin A. Schultz               President and Director              November 5, 1997
-----------------------------
Martin A. Schultz

          SIGNATURE                          TITLE(S)                   DATE
          ---------                          --------                   ----


/s/ Darioush Mardan                 Vice President of Finance,          November 5, 1997
-----------------------------           Chief Financial Officer,
Darioush Mardan                         Treasurer and Secretary
                                        (Principal Financial and
                                        Accounting Officer)


/s/ Richard D. Cramer               Director                            November 5, 1997
-----------------------------
Richard D. Cramer


/s/ Bruce R. Evans                  Director                            November 5, 1997
-----------------------------
Bruce R. Evans


/s/ Anthony J. Mark                 Director                            November 5, 1997
-----------------------------
Anthony J. Mark


/s/ William C. Styslinger, III      Director                            November 5, 1997
-----------------------------
William C. Styslinger, III

                                  Exhibit Index



  Exhibit No.                 Description of Exhibit
  -----------                 ----------------------

      5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

     23.1       Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                Exhibit 5.1)

     23.2       Consent of Arthur Andersen LLP

     24.1 Power of Attorney (included as part of the signature page to this Registration Statement)